UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported) April 21, 2006

FORTUNE NATURAL RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)


	Delaware
(State of incorporation)

	1-12334
(Commission File Number)

	95-4114732
(IRS Employer Identification No.)

Two Galleria Tower, 13455 Noel Road, Suite 2000, Dallas, Texas 77042
	(Address of principal executive offices) (Zip Code)


(972) 980-5913
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  	Written communications pursuant to Rule 425 under the
	Securities Act (17 CFR 230.425)

[  ]  	Soliciting material pursuant to Rule 14a-12 under the
	Exchange Act (17 CFR 240.14a-12)

[  ] 	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act (17 CFR 240.13e-4(c))





Item 8.01. Other Events.

As previously disclosed, on June 1, 2004, Fortune Natural Resources Corporation, a Delaware corporation (the "Company"), filed a voluntary petition in the United States Bankruptcy Court, Eastern District of Louisiana (Case No. 04-14112), for relief under Chapter 11 of Title 11, U.S.C. Section 101-1330.

On April 10, 2006, the court entered an order confirming the plan of reorganization (the "Plan") proposed in connection with the bankruptcy. The effective date (the "Effective Date") of the Plan is April 21, 2006.

Pursaunt to the terms of the Plan, on the Effective Date, all equity interests and other instruments evidencing an ownership in the Company will be cancelled and rendered null and void. In addition, the Company will take all actions necessary to terminate the registration of its common stock under
Section 12(g) of the Securities Exchange Act of 1934, as amended, including the filing of a Form 15 with the Securities and Exchange Commission. Subsequent to the filing of the Form 15, the Company does not intend to make any additional filings with the Securities and Exchange Commission.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


FORTUNE NATURAL RESOURCES CORPORATION

Date: April 21, 2006

By:	GREGG ALLEN
	GREGG ALLEN
  	VICE PRESIDENT